Exhibit 24.2


                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint Patrick J. Guarino, Curtis V. Anastasio, Harold D. Mallory, and Todd Walker, and each of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the undersigned's name, place, and stead, in the undersigned's capacity as an officer and/or director of ULTRAMAR DIAMOND SHAMROCK CORPORATION (the "Corporation"), to sign a Registration Statement on Form S-3, as promulgated by the Securities and Exchange Commission (the "Commission"), for the purposes of registering, pursuant to the Securities Act of 1933, as amended, debt and equity of the Corporation and one or more of its subsidiaries in amounts not to exceed $900,000,000 in the aggregate, and to sign any or all amendments and any or all post-effective amendments to such Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such registration, as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ R. R. Hemminghaus                       /s/ Jean Gaulin
    R. R. Hemminghaus                           Jean Gaulin


/s/ H. Pete Smith                           /s/ Russel H. Herman
    H. Pete Smith                               Russel H. Herman


/s/ Byron Allumbaugh                        /s/ Bob Marbut
    Byron Allumbaugh                            Bob Marbut


/s/ E. Glenn Biggs                          /s/ Katherine D. Ortega
    E. Glenn Biggs                              Katherine D. Ortega


/s/ W. E. Bradford                          /s/ Madeleine Saint-Jacques
    W. E. Bradford                              Madeleine Saint-Jacques


/s/ H. Frederick Christie                   /s/ C. Barry Schaefer
    H. Frederick Christie                       C. Barry Schaefer


/s/ W. H. Clark
    W. H. Clark

Dated:  June 4, 1997

W5119.tw